Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549


    PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report  (Date of earliest event reported):  June 12, 1996


WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)


          DELAWARE                	0-752	 				 23-1128670
(State or other jurisdiction            	(Commission File 		(I.R.S. Employer
of incorporation or organization)	Number  				Identification No.)

2 North Cascade Avenue, 14th Floor       Colorado Springs, Colorado        80903
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number,
   including area code:							                                  719-442-2600




I	INTRODUCTION

Good morning and thank you for attending the 1996 Annual Meeting of Westmoreland Coal Company. As I have done in previous years, I will report today on the past year's events, the current status of the Company, and our goals for 1996 and beyond. My report will include some forward looking statements and projections and, of course, actual results could differ materially. I will try to highlight here and in my written report some of the more important factors that could cause these differences.

Since last year's Annual Meeting we have accomplished most of what we set out to do over these twelve months, although as we then noted might be the case, the idling of the Virginia Division required us to recognize certain liabilities, most significantly the present value of those related to post-retirement benefits, and this caused the Company to report a deficit in shareholders' equity. Unpleasant, yes, but a not so startling fact: as we have pointed out in the past, Westmoreland's liquidation value is less than the long-term obligations it must satisfy, particularly the post-retirement benefits which, until the advent of the accounting standard FASB 106 in 1993, were not required balance sheet items. Westmoreland should be worth more to all concerned as an ongoing enterprise, and it is to this future we are fully committed.

For now we must continue to manage the Company for cash flow, with less regard for balance sheet impacts. Our short term goal is to stabilize cash flow, and then to invest available cash in new ventures which will help service the Company's long-term obligations to retiree creditors and, of course, create shareholder value. We are making good progress in this direction.


II	ACCOMPLISHMENTS

We have continued to implement important steps in the turnaround plan.

Perhaps most significant is what we have accomplished at the Virginia Division, the Company's most glaring and complex under-performing asset.

We would have preferred to sell the Virginia Division as a single unit for substantial cash and the transfer of many of the Division's liabilities.

While trying unsuccessfully for several years to improve the performance of the Virginia Division, we had diligently searched for such a sale. Although various parties expressed interest in certain pieces, there were no buyers for the whole or any part large enough that they would obligate themselves for Westmoreland's post-retirement medical, workers' compensation, equipment, or reclamation liabilities or successorship under our collective bargaining agreement. These obligations and the high cost of existing operations thoroughly discouraged them.

The strategy we subsequently adopted accepts this fact, but preserves an opportunity to realize significant value from the Division's assets. It minimizes the carrying costs of the Division and has already resulted in a series of significant transactions.

First, in July of last year we were able to sell Virginia Division's principal coal supply agreement back to Duke Power Company for $23 million thereby capturing a substantial part of the value of that contract in excess of current market conditions and Virginia's high cost of production.

Next, the Division and the related Pine Branch Mining Company were idled to further reduce operating losses. They were put on standby basis as we sought individual buyers for operations and assets.

We then successfully completed transactions for the sale of various unused pieces of mining equipment and supplies, and in January completed an agreement with Ark Land Company for the release back to them of certain leased reserves for $2.4 million in cash and the assumption or release of certain obligations that brought the value of the transaction for Westmoreland to over $3.5 million.

Most recently, we completed long and difficult negotiations with Penn Virginia Corporation, for the relinquishment of unassigned reserves, and the conveyance of certain idled operations and reserves to local operators. Westmoreland received a net cash payment of $10.7 million, an 18 month option to purchase Penn Virginia's 16% ownership interest in Westmoreland Resources Inc., ("WRI") and assignable access rights over Penn Virginia's land to Westmoreland's Stone Mountain Reserves in Letcher County, Kentucky.

In simultaneous non-cash transactions with local operators, the Company sold its idled Wentz Complex to Stonega Mining and Processing Company and its idled Pine Branch Mine to Roaring Fork Mining Company in return for the purchasers' assumption of reclamation, equipment and certain environmental liabilities, along with post-retirement medical benefits for any former Westmoreland employees hired by them.

Altogether, then, the Company has so far realized some $36 million in cash and perhaps $5 to $10 million in avoided or transferred liabilities related to the Virginia Division which, it will be recalled, lost $45 million in 1993, 94, and 95 combined, apart from unusual charges relating to the shutdown of operations. We have more to do in Virginia, but let me return to that in a moment.

Since the last Annual Meeting we have also continued our aggressive effort to reduce costs. Compared to 1991, which one could say was the last "typical" year for Westmoreland, we have reduced General and Administrative costs by $9.5 million or about 40%. We are on target to reduce this amount by another 30% in 1996 so that for at least the foreseeable future we would expect to operate on about $6 million in annual consolidated G & A cost. The largest component of this reduction has been direct employee related expense which we have decreased as we closed or sold under-performing operations. Corporate rent has been reduced by over $700,000 per year, and insurance costs have been reduced by $1.4 million from 1991 costs.

An important part of cost control is the commitment and contribution of individual employees. An excellent example of this is in the area of shareholder communications. Just a few weeks ago we began distribution of our quarterly report to shareholders utilizing an ADP format which significantly reduces our costs. It also allows us to reach a much larger percentage of our "street name" account holders and on a more timely basis. Other examples of savings were a 30% reduction in the cost of producing our Proxy Statement and a 35% reduction in the cost of producing our Annual Report from last year. Although these savings do not amount to millions of dollars, they do help and reflect the efforts of our employees and consultants to maximize value at every opportunity.

Turning to continuing operations, we funded the Roanoke Valley II ("ROVA II") project in Weldon, N.C. last October so have now met our full equity commitment for all of Westmoreland Energy"s 8 power projects, all of which are operational and permanently financed with non-recourse debt. We also acquired The Corona Group, a small young company targeting the growing opportunities created by utility outsourcing of various services as the electric industry moves into a deregulated, competitive marketplace for the sale of power.

Corona provides maintenance and repair services to this industry and has developed specialized tooling which allows certain maintenance and overhaul related jobs to be performed on-site, saving the customer outage time and costs typically associated with shipping equipment to a shop location.

Westmoreland Resources began shipping coal under the new Otter Tail Power contract and secured two additional new term contract sales that combined should result in 500,000 to 1,000,000 tons per year of
additional shipments.   In October, WRI was successful in reaching a
settlement with the Montana Department of Revenue which resulted in a $1.0 million cash payment to WRI and the right to file state income taxes recognizing Westmoreland's losses. The Department of Interior also approved our Lease Amendment with the Crow Indian Tribe which sets royalty rates for the next 10 years beginning December 1, 1995.

Our interest in Dominion Terminal Associates ("DTA"), Westmoreland Coal Sales Company's principal operation, has been successfully transitioned into a stand-alone profit center, not dependent on internally brokered coal or low margin, financed export sales.

In summary, we have successfully continued implementation of our plan to divest or discontinue under-performing assets and operations, raise cash, and eliminate liabilities in order to service on-going fixed costs---primarily post-retirement benefit costs---and lay the foundation for stability and future growth. We have reduced general and administrative costs in pursuit of a more efficient, streamlined, and focused company, and we have developed an appropriate business plan for those assets and the operations we retain. Let me review those for you briefly.


III   CURRENT STATUS

We retain the remainder of the idled Virginia Division operations and related coal reserves. These include the Bullitt Mine, preparation plant and transloader, Pierrepont Mine and coal handling facility, Holton Mine and loadout facility, and Mission Hollow and Stone Mountain reserves. While burdened with past high production costs, these are potentially some of the most mineable underground reserves on the property and among the most strategic and technically efficient facilities in the area. The Company also retains two historically profitable independent contract mining operations.

Because of the potential value of these reserves and facilities, the Company has kept them on "hot idle" status since last August, and explored the potential for additional contract mining operations in lieu of, or until appropriate sales could be made. During this period, operations management has reduced monthly carrying costs from $1.5 million at the outset to approximately $900,000 now. However, this ongoing cash outflow is unacceptable in the absence of realistic, prospects for a sale or contract operation.

Therefore, the Company intends to permanently shut down and reclaim some or all of these operations with accompanying salvage value sales if more attractive arrangements can not be finalized in the near term.

A.  Continuing Operations

Turning again to continuing operations, our current five-year business plan calls for Westmoreland Energy ("WEI") to discontinue its substantial project development efforts and to focus on maximizing cash flows from existing assets. International opportunities for independent power are too expensive and speculative for Westmoreland at this time, and new domestic projects are extremely limited in the face of an over supply of generating capacity and the imminent competitive market for electricity. Going forward, WEI will emphasize its asset management and project valuation expertise to reduce costs, improve operating performance and provide increased cash for corporate reinvestment.

Despite costs related to redefining its mission, we expect WEI to contribute $11.5 million in cash dividends in 1996. This includes rather substantial margins from gas remarketing at Rensselaer this past winter. Revenues retained by VEPCO in the ongoing dispute over forced outage day payments at Roanoke Valley I ("ROVA I") are obviously not included.

Westmoreland Energy's other task will be to put its existing manpower, experience and talent to work on potential expansion into other facets of the domestic energy business, primarily service oriented or outsourced activities such as those targeted by The Corona Group.
This is a new arena for WEI, however, and like most "start-up" businesses will have ups and downs. While we expect Corona to grow and make a cash contribution in the near term, it has struggled so far this year due primarily to the deferral and cancellation of a large number of repair and maintenance jobs it had anticipated. Even though contracts have been awarded for work with a number of large utilities, including Public Service of Colorado and most recently, Kentucky Utilities, a job which alone is expected to exceed $1.5 million in billings, Corona has suffered negative cash flow of approximately $863,000 through April including $392,000 of capital expenditures and debt payments.

Corona is expected to contribute cash for the remainder of the year, but will not achieve the $1.2 million budgeted for 1996 or perhaps even break-even for the year. As WEI and Corona seek to mesh their organizations, they must strike the difficult balance between current investment in people and capital with the need for near-term return on that investment. In this regard, Westmoreland is a demanding parent because of its intense focus on current cash flows.

One potential course for Corona which might enhance its ability to contribute cash is the manufacture and sale of specialty equipment. For example, Corona has this year provided a large, portable field machinery lathe and built a specialized machinery tool to modify gas turbines for ABB in Germany.
Turning to Westmoreland Resources, coal shipments should increase by about 10% this year to approximately 4.85 million tons, due primarily to deliveries to Otter Tail Power under the five year contract awarded last year. Otter Tail, with WRI's assistance, is modifying its precipitator which should help stabilize coal deliveries at a high level and enhance prospects for a longer term supply relationship.

With the retirement of long time President, Joe Presley in April, we have closed the Billings office and consolidated activities at the Sarpy Creek Mine Site under new President, Dave Simpson, who has been with WRI since August, 1975. Larry Mikkola, WRI's Vice President of Finance, has relocated to our Colorado Springs office, where he also serves as Assistant Controller at Corporate. These moves constitute additional savings and efficiencies for WRI.

Naturally, we have monitored the events at Morrison Knudsen this past year to assure that its problems do not adversely impact WRI where MK is both a 24% owner and the mining contractor. We are fortunate in having the personal attention and support of some of MK's best people, including CEO Bob Tinstman, so would not expect the level of performance to decline so long as they are able to provide it. This is especially important in view of our aspirations to see WRI grow and the fact that the operation is now 22 years old, may need certain additional sustaining capital, and requires close attention to operation, repair and maintenance.

Westmoreland Coal Sales Company continues to establish our interest in DTA as a stand alone leasing operation and has entered into a take or pay through-put agreement with American Metals & Coal International Inc. (AMCI), a leading international coal exporter and trader, as the cornerstone of that effort. Based on current projections, Coal Sales should achieve a utilization rate of at least 75% of available capacity this year and make a cash contribution to the Company. Perhaps the biggest challenge at DTA is to gain the active and aggressive support of the delivering railroad, CSX, in soliciting business for the Terminal.

Coal Sales also continues its close management of our secured interests in the assets of Adventure Resources. Adventure's financial situation has continued to deteriorate since last year, and while Westmoreland no longer has any exposure as sales agent or financier for Adventure, the position we achieved as a secured creditor gives us the ability to recapture some of the investment made there by the Company over the years.

This completes an overview of the current status of the active operations we are looking to for operating cash inflows at this time. What about cash outflows?

 B.   Cost Management

I've already spoken about overhead expenses and our efforts to substantially reduce and control them. I want here to revisit briefly the status of our heritage costs which I discussed in some detail last year and which represent by far the greatest challenge to the Company's ongoing liquidity and viability. These are primarily
Postretirement Medical and Workers' Compensation Benefits.  (OH-1)

These benefits currently represent cash outflow of approximately $20 million per year.

I am not going to go through the projected numbers or detailed elements of the postretirement medical benefits as I did last year,
but the numbers have been updated in the slides.  (OH-2)   I would
call to your attention that the projected post-retirement medical costs do not include cost reductions we will discuss later in the speech. Note also that we now expect Worker's Compensation costs to decline more rapidly.

Post-retirement Medical Benefits for classified employees fall into one of three categories: (OH-3)

  1) those guaranteed for life by the Rockefeller Legislation (a/k/a the 1992 Coal Act) for employees, or orphans, who retired before January 1, 1976 (and their respective dependents) and which are managed by and funded out of contributions made to the Multi-Employer Combined Fund;

  2) those guaranteed for life by the Coal Act for employees and orphans (and their dependents) who retired between January 1, 1976 and September 30, 1994 and which are managed and funded solely by Westmoreland through its statutory individual employee plan (the "IEP" or 1992 Plan); and

  3) those guaranteed for the life of the 1993 UMWA Wage Agreement for employees who retired after September 30, 1994 and for one year for any laid-off employee. Again, these benefits are administered and paid solely by Westmoreland.

Westmoreland's annual contributions to the Combined Fund (OH-4) are about $5.2 million, although that number could be higher this year because of catch-up costs associated with the assignment of additional beneficiaries by the Social Security Administration. This Multi-Employer Fund currently enjoys a substantial surplus and we have asked the Fund to defer our contributions so that the cash can be used for investment purposes. We have made no contributions, which are due on a monthly basis, since January. We have offered to collateralize our obligations with non-cash assets.

The 1992 Plan (OH-5), required the posting of security by January 1, 1996 for the estimated premiums due for a three year period, which in Westmoreland's case is about $21 million, or annual cash payments of $2.9 million for 9 years. The forms of security requested by the Plan all effectively required dollar for dollar cash collateralization by Westmoreland, so we have asked permission to post non-cash collateral in the form of secured interests in certain assets. We have made no cash installment payment in 1996 here either.

Discussions with these Funds are ongoing and are critical in determining the Company's future. Our rationale is straight forward and above board. As we have said, on a liquidation basis the Company could not fund the present value of its combined heritage cost obligations at this time. However, given the opportunity to raise and use cash for reinvestment, the Company can put its tax assets, the NOLs, to work and convert their value to the benefit of the Funds, the beneficiaries, and ultimately, our shareholders. These tax assets are lost if Westmoreland shuts down or is sold. In the meantime, we will continue to pay benefits to those relying directly on Westmoreland, the statutory and contractual IEP's, for as long as we can. Our belief is that Westmoreland is much more valuable as an ongoing enterprise and our hope is that we will be given the opportunity to provide the post-retirement medical and Workers' Compensation benefits for which so many people are dependent on us.

A related item I should mention is the Company's pension obligations to UMWA retirees. This obligation is separate and apart from the salaried pension plan which, as you know, is substantially overfunded. The UMWA plan is, again, a multi-employer plan, or two actually, and while the 1950 plan is fully funded, the 1974 plan is not. Contributions are made based on a formula of hours worked and tons produced and when these decline to certain levels a partial withdrawal or plan termination liability may be triggered. Where such events occur and the responsible party cannot make the necessary payments, the obligation shifts to the other settlers in the trust, an event common enough in the coal industry that the Plan has been dubbed the "the last man's club." This liability tends to fluctuate on an annual basis and, as reflected in the charge to earnings we took last August when idling Virginia, Westmoreland's share is currently estimated to be about $17.8 million in total. If triggered, Westmoreland could be responsible at some point in the future to make cash payments for all or some portion of that amount, which could presumably be paid over time. It is our hope, at this point, that the final disposition of our Virginia operations will be done in a way to satisfy the Fund that no withdrawal is triggered because acceptable levels of mining and contributions by our successors continue.

C. Liquidity

So, where does this leave us? Let me refer you to an updated version of a slide (OH-6) we presented last year which summarizes operating cash flow excluding Virginia Division and before reinvestment. This is based on current 1996 projections and will vary based on actual results, which could differ materially due to a variety of factors.
It illustrates that with a temporary deferral of a portion of the heritage costs (the Combined Fund portion), and the ability to use non-cash assets as security so that we can invest cash, it may be realistic to overcome the near-term shortfall, then meet the Combined Fund obligation, and, finally, fund the deferred amounts. Now, how do we get there?


IV. GOING FORWARD

We expect continued improvement in cash flow from each of our existing operations as Westmoreland Energy settles into its concentration on maximizing cash, Corona develops, and Westmoreland Coal Sales proceeds with its efforts at DTA.

A. Increase Ownership at WRI

At Westmoreland Resources we are seeking to improve the return on our investment by increasing ownership to 80% so we can consolidate for tax purposes and apply our NOLs to reduce tax payments. Our recent transaction with Penn Virginia was a key component of this strategy, giving us an 18 month option on Penn Virginia's 16% share. Thus, we are looking to buy at least the additional 4% we need from MK. Discussions are at an early stage.

B. Make Acquisitions

In addition to these improvements, and central to our success, is the addition of new sources of income. As I said in the Annual Letter to Shareholders, WEI, WRI and DTA are solid operations. Corona can become one. We simply need more like them to cover our heritage costs and generate cash for further growth and profitability.

This may be the most challenging part of Westmoreland's turn-around. Because of the on-going operating cash shortfall caused by the heritage costs, time is of the essence. Cash used to sustain operations and benefit payments is gone forever for acquisition purposes and makes implementation of the acquisition plan increasingly difficult.

We have assembled a team and network of experts and contacts to support this plan. Our employees recognize that this is a critical part of their mission and the Company's Board of Directors endorses and will oversee this strategy. We invite you as shareholders to participate if you can. Senior Management, as a group, must lead this effort. It must be focused, responsive, and decisive. I believe this will again prove to be one of our strengths.

As one investment banker we talked to recently said of our focus on acquisitions, "There is a crowd trying to cross that street." We don't expect this to be easy in any event.

At this point we are heavily into the identification phase, what we call "prospecting." We have evaluated a number of opportunities over the past twelve months and look for this phase to pick up significantly now. We very much hope to move ahead and complete an acquisition this year, in addition to increasing our ownership at WRI. Our business plan also anticipates this activity continuing for at least the next several years, but we cannot predict what, if anything, we will be able to find and close that meets our needs.

Preliminarily, we have established 5 key acquisition criteria. (OH-7) Let me review them with you.

First, we are looking for historically profitable enterprises with minimum cash flow of $2 million annually. While we would love to see growth potential, too, our primary focus is on cash returns, so we are looking at more mature versus developing businesses.

Second, we seek returns on invested capital of twenty percent (20%) on an EBIT basis. We look at acquisition opportunities on an EBIT basis because of our NOLs, and relate it to a lower return for tax paying competitors, hopefully giving us some advantage as a buyer. Further, combined with our minimum cash flow criteria, you can see we will look at smaller businesses which may not be targeted by financial buyers.

Third, we place value on having a successful management structure in place and positioned to remain so. This is especially important in opportunities removed from our own first hand experience. We are not a company looking for a place to "stash" currently underutilized employees. This may be attractive to certain sellers.

Fourth, we seek opportunities which are preferably, but not necessarily, coal, natural resources or energy related. Naturally, we'd like to stay close to what we know, but this may be a mistake from a financial perspective. Our impression is that good coal properties are selling at a premium to current margins due to consolidation in the industry and larger companies' gamble on an eventual increase in coal prices. This might be good strategy, but we can't take such a gamble or wait. The secondary market activity for independent power projects has driven returns there into single digits. Niche or troubled projects may present our best opportunity domestically, but there is usually a fatal flaw in such opportunities, at least for us.

And fifth, we want businesses capable of utilizing Westmoreland's net operating tax loss carryforwards (NOLs). NOLs may not shelter taxes on gains from the sale of acquired assets for a period of 5 years. Hence, this is not a quick in, quick out or bust up strategy on our part. Certain other operating criteria may be applicable for tax purpose as well, but can only be evaluated on a case by case basis. (OH-8) sets forth our current NOL position of $174 million, $24 million of which expires this year. Because of the heritage costs, however, new NOLs are being generated.

Cash for acquisitions is an important element of this strategy. Set forth on (OH-9) are a list of potential sources. Amounts and the timing of their availability are uncertain at this point. This activity must be aggressively managed to assure funds are available when needed. The Benefit Funds support of our effort and a legal structure that insulates the acquired company from Westmoreland's liabilities will also be required for any necessary financing.

C. Reduce Benefit Costs

This takes us back to the cash outflow side of the equation and our biggest opportunity to permanently reduce costs---better management of benefit costs themselves.

A key challenge for Westmoreland Coal Company over the past year has been to identify opportunities to reduce the direct cost of providing medical and prescription drug benefits for our active, retired and laid off workers, plus workers' compensation benefits for employees
injured on the job.   As we discuss the efforts we have made and the
progress - to - date, it is important to remember a couple key facts. First, because of the Coal Act and the labor agreement, Westmoreland is precluded from making any plan design changes that would lower the level of benefits for these recipients who enjoy virtually a 100% level of benefit, with minimal if any out-of-pocket expenses. Second, the beneficiaries have no restrictions whatsoever as to the medical providers or facilities they use, so long as a medical need can be demonstrated. These facts prevent implementation of many cost containment measures that would otherwise be available to us. Absolutely the most critical factor for reducing costs in this area will be earning the purely voluntary participation and commitment of our employees and retirees.

In 1995, Westmoreland Coal spent $21.9 million on claims and administrative costs associated with our benefit plans, including workers' compensation. This represents a 4% increase over 1994. (OH-
10) breaks this cost down for you.

We have launched a number of initiatives to achieve necessary cost-savings in these various categories, including:

  Renegotiating reduced administrative fees;
  Lowering thresholds for claims reviews;
  Initiating a re-enrollment process to confirm the eligibility of claimants and to be certain we are capturing Medicare eligible covered retirees and spouses, as well as secondary insurance providers of our enrolled population;
  Auditing all claims for duplicate payments, so for example an individual filing a claim for prescription drugs that are Black Lung related will not also be compensated by our Prescription Drug provider;
  Negotiating exclusive provider contracts, as for example, with Beltone for hearing aid services, which reduces the average claim by 500 to 600%; We are also presently exploring similar exclusive provider contracts with vendors of durable medical equipment, ambulance services and vision services;
  Conducting monthly retiree meetings to educate our people regarding ways they can partner with us in reducing our costs, such as increasing generic drug utilization over name brands, and increasing mail order prescriptions;
  Implementing a disease management program for diabetes, the incidence rate of which is extremely high amongst Westmoreland's retirees;
  Implementing a Drug Utilization Review program to encourage physicians and pharmacists on the use of generic drugs, mail orders, and formularies, which are lists of more effective yet less expensive drugs;
  Providing stronger case management in partnership with our claims administrator of Worker's Compensation cases;
  Obtaining reimbursement by the Black Lung Trust Fund of  $100,000 in annual administration fees per year related to Black Lung claims; Forming new partnerships to develop and manage hospital, physician, specialist and ancillary service networks on behalf of Westmoreland; After we develop this new physician network, which we expect to have in place in all communities no later than December 31, 1996, we expect deeper and more effective discounts with physicians based on fee schedules pegged at a percent of Medicare;
  And, for the first time, we are putting agreements in place with specialists.

Obviously, reduction of benefit costs is a complex matter. Success again will depend most upon the voluntary cooperation of retirees and their medical care providers, so there can be no assurance that the savings we are striving for will be attained.

But, we will continue to try to build partnerships with them in a collaborative spirit. Through these efforts we expect to save $1.8 million, while maintaining the high quality of care our current and former employees deserve. At the same time, medical benefits for the "laid-off" employees of the Virginia Division expire in August. This represents another approximately $1.4 million in savings for the balance of 1996 and over $4.2 million per year going forward. Hence, we do expect significant benefit cost reductions in the near term.


V.  CONCLUSION

From here it looks like that with a positive response from the Multi-employer Benefit Funds, reasonable performance at retained operations, realistic reductions in benefit costs, and an effective acquisition program, our mission of being able to fully service our heritage costs over the long haul and creating value for our shareholders can be achieved. It will, however, continue to take a tremendous effort by our team.

Along the way we must be careful not to speculate with our assets for the possible benefit of our shareholders, at the expense of our
creditors.   But at this juncture it would appear Westmoreland is
worth more to both as an ongoing enterprise.

We must also recognize that six preferred dividends have been missed, and assure that the interests of our preferred shareholders are appropriately represented.

We will hold a special election this Fall so they may elect an additional director to our Board. Mr. Sight, who was appointed to the Board in July, 1995, as a representative of the preferred shareholders in advance of our reaching the arearages trigger, will resign from the Board on, or prior to that date, and also stand for election by the preferred shareholders at that time. Westmoreland strongly supports Mr. Sight's election and expects to nominate the other candidate after consultation with major preferred shareholders. If you are a preferred shareholder, you will receive a proxy in the mail regarding this election.

Our Board is also changing due to the resignation of Mr. Black in May, and the retirements of Messrs. Leisenring and Halsey as of this meeting. A sincere expression of thanks is given to these gentlemen as they leave the Board. They have been leaders in their industries and communities for decades, and we have been honored by their presence on our Board and favored by their friendship and service. They have been steadfast in the most difficult of times and deserve our respect and appreciation. We wish them good health and good fortune in their future endeavors.

The composition of this Board is critical to our success as its members must provide guidance, assistance and insight that helps us achieve our mission. This must be an active Board. A number of outstanding people are under consideration now for nomination, and we look forward to adding new members who can contribute to our effort.

Westmoreland and its shareholders have endured some tough times over the past several years, but we keep getting stronger. People inside and outside of the Company are encouraged by our accomplishments, but we cannot stop now. The businesses we have retained provide a solid base for the Company's future. We must manage them well and add new cash producing businesses as quickly as possible with the money we have and will raise. Full utilization of our tax assets can then be used to deliver an additional and substantial increment of value to our creditors and shareholders. I fully expect in this fashion to achieve long term financial health and stability. Why not another 142 years?

The key is the great team of people we have in Westmoreland. Our employees are especially dedicated and I would like to take this opportunity to recognize and thank them again for their efforts. Many of them are present today and I encourage you to speak with them about the Company.

Thank you for your attention.




Description of overheads used in Mr. Seglem's Annual Meeting speech.

Overhead 1

Titled [Heritage Costs] Brief description of coverage for post retirement medical benefits and workers compensation benefits.

Overhead 2

Titled [Heritage Costs - Projected Payments Before Cost Reduction Efforts] Table showing anticipated annual payments for postretirement medical and workers compensation from 1996 through 2045.

Overhead 3

Titled [Postretirement Medical Benefits] Provides descriptions of the multi-employer plan and each of the two single employer plans.

Overhead 4

Continuation of overhead 3

Overhead 5

Continuation of overhead 3

Overhead 6

Titled [Major Operating Cash Flows (excluding Virginia Division and without reinvestment)] Description of major cash inflows and major cash outflows on an annual basis.

Overhead 7

Titled [Acquisition Criteria] Description of the criteria used to identify acquisition candidates.

Overhead 8

Titled [Net Operating Loss Carryforwards] Table showing expiration dates by tax year of net operating loss carryforward amounts.

Overhead 9

Titled [Benefit Costs - Actual Payments] Table showing actual costs paid for medical benefits during 1994 and 1995.



                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           WESTMORELAND COAL COMPANY



Date:  June 12, 1996      By:_______________________

                             Robert J. Jaeger
                             Senior Vice President - Finance,
                             Treasurer, and Controller